EX-23.b
                                                         Form 11-K for 1993
                                                            File No. 1-8610





                           CONSENT OF INDEPENDENT AUDITORS


               We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-38706) pertaining to the Southwestern Bell Corporation Savings and Security Plan (Non-Salaried Employees) of our report dated May 25, 1994, with respect to the financial statements and schedule of investments of the Southwestern Bell Corporation Savings and Security Plan (Non-Salaried Employees) included in this Annual Report
          (Form 11-K) for the year ended December 31, 1993.





                                                    ERNST & YOUNG

          San Antonio, Texas
          May 26, 1994
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